                                PRELIMINARY COPY

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for use of the commission only (as permitted by rule 14A-6 (E) (2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           PRINCETON VIDEO IMAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

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       (5)  Total fee paid:

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[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

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       (2)  Form, Schedule or Registration Statement No.:

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
                           PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                             LAWRENCEVILLE, NJ 08648


To Our Shareholders:

       You are most cordially invited to attend the 1999 Annual Meeting of Shareholders of Princeton Video Image, Inc. at 9:00 AM, local time, on Friday, December 3, 1999, at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey.

       The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

       It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

       Thank you for your continued support.

                                                     Sincerely,



                                                     Brown F Williams
                                                     Chairman of the Board

Princeton Video Image, Inc.
15 Princess Road
Lawrenceville, NJ 08648

                           PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                             LAWRENCEVILLE, NJ 08648

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held December 3, 1999

       The Annual Meeting of Shareholders (the "Meeting") of Princeton Video Image, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey on Friday, December 3, 1999, at 9:00 AM, local time, for the following purposes:

(1) To elect eight (8) directors to serve until the Annual Meeting of Shareholders to be held in 2000 and until their successors shall have been duly elected and qualified;

(2)      To consider and vote upon a proposal to ratify a proposed amendment to
         Article III, Section 4 of the Bylaws of the Company regarding vacancies and newly created directorships;

(3) To consider and vote upon a proposal to ratify an amendment to the Company's Amended 1993 Stock Option Plan to provide automatic stock option grants, the vesting of which is based on attendance at meetings, to the members of the Board of Directors for their service on the Board of Directors;

(4) To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2000; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

       Holders of Common Stock of record at the close of business on Friday, October 15, 1999, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Company's principal executive offices at 15 Princess Road, Lawrenceville, NJ 08648 for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

       The Company's current Board of Directors is comprised of seven persons. Prior to the date hereof, the Board of Directors of the Company amended Article III, Section 2 of the Bylaws of the Company to provide as follows: The authorized number of directors of the Company shall be established from time to time by the Board and shall not be less than one (1) nor more than eleven (11). Pursuant to this bylaw, the size of the Board of Directors has been expanded to eight for the Meeting. This will permit the shareholders to elect all eight nominees at the Meeting. The amendment will further allow for future increases in the size of the Board, up to eleven persons.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                         By Order of the Board of Directors

                                         Samuel A. McCleery,
                                         Vice President, Business Development,
                                          and Assistant Secretary


Lawrenceville, New Jersey
October 28, 1999


        THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                PRELIMINARY COPY

                           PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                             LAWRENCEVILLE, NJ 08648

                                 PROXY STATEMENT


       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Princeton Video Image, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on December 3, 1999, (the "Meeting") at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey, at 9:00 AM, local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock of the Company (the "Common Stock"), as of the close of business on Friday, October 15, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. As of that date, there were 8,228,091 shares of Common Stock issued, outstanding and entitled to vote.


       If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the nominees below as directors; (ii) FOR the ratification of the proposed amendment to Article III, Section 4 of the Bylaws of the Company regarding vacancies and newly created directorships; (iii) FOR the ratification of the proposed amendment of the Company's Amended 1993 Stock Option Plan; (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the year ending June 30, 2000, and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

       The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

       Directors are elected by a plurality vote. All other actions proposed herein may be taken upon the affirmative vote of shareholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy. Only votes cast "for" a matter will constitute affirmative votes. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of such proposals. Similarly, abstentions to a proposal are not counted as votes cast and, accordingly, will have no effect on the outcome of a vote on such proposal.


       This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about October 28, 1999. The Annual Report to Shareholders of the Company for the year ended June 30, 1999, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all shareholders of record as of October 15, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners.

                              ELECTION OF DIRECTORS

       At the Meeting, directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 2000 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Brown F Williams, Dennis P. Wilkinson, Donald P. Garber, Lawrence Lucchino, Jerome J. Pomerance, Enrique F. Senior, Eduardo Sitt and John B. Torkelsen.

         It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as director of each of the persons named above, whose biographies appear below. There are currently seven members of the Board. All of the persons whose names and biographies appear below are at present directors of the Company, with the exception of Mr. Garber. The size of the Board of Directors has been expanded to eight for the Meeting to permit the shareholders to elect all eight nominees at the Meeting. In the event any nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.

       The following is the name and age of each nominee:


         NAME                                              AGE
         ----                                              ---
         Brown F Williams                                  58
         Dennis P. Wilkinson                               51
         Donald P. Garber                                  42
         Lawrence Lucchino                                 54
         Jerome J. Pomerance                               58
         Enrique F. Senior                                 56
         Eduardo Sitt                                      68
         John B. Torkelsen                                 54

       The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

       BROWN F WILLIAMS is a co-founder of the Company and its Chairman of the Board. Prior to his election as Chairman of the Board in January 1997, Mr. Williams served the Company as its President and Chief Executive Officer, and he has been a director of the Company since its organization in July 1990. Mr. Williams also served as the Treasurer of the Company prior to Mr. Lawrence L. Epstein's election to such office in February 1998. Mr. Williams is a senior executive with more than 25 years experience in the development of high technology products, primarily during his 20 years with RCA Laboratories, Inc. Until 1987, Mr. Williams was a Vice President of David Sarnoff Research Center, Inc. with responsibility for both hardware and software contract research businesses. Between 1987 and 1991, Mr. Williams was active in a number of start-up companies, either as a consultant on behalf of the funding groups or as an executive employee on behalf of the managements of such companies. Mr. Williams has had significant experience in product development, product introduction and licensing in Europe and Japan, as well as in the United States.

       DENNIS P. WILKINSON joined the Company in November 1998 as President and Chief Executive Officer. Mr. Wilkinson was elected to the Board of Directors of the Company in December 1998. Prior to joining the Company, Mr. Wilkinson served as Senior Vice President of Marketing and Programming at Primestar, Inc., then the second largest Direct Broadcast Satellite provider in the United States from May 1995 through September 1998. Before joining Primestar, he was Senior Vice President of Consumer Marketing at Time Warner Entertainment/Home Box Office from 1992 to 1995.

       DONALD P. GARBER was recently appointed the Commissioner, President and Chief Executive Officer of Major League Soccer in August 1999. Prior to such appointment, Mr. Garber served in various positions with the National Football League over the past fifteen years. Most recently he served as Senior Vice President of NFL International, the NFL's international division, where he was responsible for managing the NFL Europe league, from October 1996 to July 1999. Prior to working with NFL International, Mr. Garber was Vice President of Business Development and Special Events for NFL Properties from 1990 to 1996.


       LAWRENCE LUCCHINO has been a director of the Company since October 1994. Mr. Lucchino enjoys a wide variety of connections with the professional sports industry. In addition to his prior service as a member of the board of directors of the Washington Redskins, Mr. Lucchino served as President of the Baltimore Orioles from May 1988 until October 1993. He has been a member of the MLB Operations Committee and currently serves on the Commissioner's Blue Ribbon Task Force on Baseball Economics. Mr. Lucchino has served as President and Chief Executive Office of the San Diego Padres since December 1994, and has been a partner in the Washington, D.C. law firm of Williams & Connolly since 1978.


       JEROME J. POMERANCE was elected to the Board of Directors of the Company in 1992. He has served as the President of J.J. Pomerance & Co., Inc., a firm providing strategic international business advice for product development and applications, since November 1991. Prior to his founding of that firm, Mr. Pomerance was Chief Operating Officer and Vice-Chairman of Kroll Associates, Inc., a leading corporate investigation, due diligence and crisis management firm. Before joining Kroll in 1983, he was Treasurer, and later President and Chief Executive Officer, of a group of privately held international ophthalmic companies and a director of the Optical Manufacturers Association over a period of 20 years.

       ENRIQUE F. SENIOR has been a director of the Company since October 1994. He has been a Managing Director and Executive Vice President of Allen & Company Incorporated since 1973. Mr. Senior has been a director of Dick Clark Productions, Inc., a publicly held company, for over five years and on behalf of Allen & Company Incorporated he is, or has recently been, financial advisor to several corporations, including The Coca-Cola Company, Tri-Star Pictures, Columbia Pictures and QVC Network.

       EDUARDO SITT has been a director of the Company since October 1993. From 1964 until 1993, he was the principal shareholder and Chief Executive Officer of Hilaturas de Michoacon, S.A., a Mexican textile manufacturer. Mr. Sitt is a shareholder and, during the past five years, has served as a director of Grupo Financiero BBV-Probursa, a publicly held financial corporation and parent company of Mexico's fifth largest bank (Banco Bilbao Vizcaya, S.A.), a full service stock brokerage house (Casa de Bolsa BBV-Probursa) and several other financial firms. Mr. Sitt is the President and principal shareholder of, and the individual designated to serve on the Board of Directors of the Company by, Presencia en Medios, S.A. de C.V. ("Presencia"), a principal shareholder of the Company, and is the Presidente del Consejo of Publicidad Virtual, S.A. de C.V., an entity that was originally formed as a joint venture by the Company and Presencia. He also serves as a director of Albatros Textil, a textile manufacturer.

       JOHN B. TORKELSEN has been a director of the Company since October 1995. Since April 1999, Mr. Torkelsen has been President of Equity Valuation Advisors, Inc., an affiliated financial consulting company. He also serves as President of its affiliate, PVR Securities, Inc., formed in 1987. Mr. Torkelsen is the Manager of the General Partner (Acorn Technology Partners, LLC) of Acorn Technology Fund, L.P., a venture capital fund specializing in early stage, high technology investing. From 1984 to March 1999, he was President of Princeton Venture Research, Inc., an investment, banking, consulting and venture capital firm that he founded. Mr. Torkelsen currently serves as a director of one other publicly held company, Mikros Systems Corporation of Princeton, New Jersey.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

       The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors; a Finance Committee, which manages the Company's investment funds, oversees the Company's capital fundraising and reviews the performance of licensees of the Company's technology; a Standards and Practices Committee, which develops and maintains standards for customers' use of the Company's technology and oversees such use; and a Nominating Committee, which nominates candidates for election to the Board of Directors and to serve on committees of the Board. The Nominating Committee does not consider nominees recommended by shareholders.


       The Compensation Committee is comprised of Lawrence Lucchino, Enrique F. Senior and John B. Torkelsen. The Compensation Committee held nine meetings during the year ended June 30, 1999. The Audit Committee is comprised of Enrique
F. Senior, Eduardo Sitt and John B. Torkelsen. The Audit Committee did not hold a meeting during the year ended June 30, 1999, but has subsequently held one meeting. The Nominating Committee currently is comprised of Brown F Williams, Lawrence Lucchino, and Enrique F. Senior. The Nominating Committee held one meeting during the year ended June 30, 1999. Douglas J. Greenlaw, a former director, President and Chief Executive, also served on the Nominating Committee until the date of his resignation in December 1998. There were nine meetings of the Board of Directors in the fiscal year ended June 30, 1999. With the exception of Mr. Lucchino, each director attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he served during the period in which he served as a director or committee member.


COMPENSATION OF DIRECTORS

       Directors do not receive cash compensation for services on the Board of Directors or any committee thereof. The Company has granted, subject to certain conditions (including, without limitation, conditions relating to vesting), to Mr. Pomerance, options to purchase 50,000 shares, to Mr. Sitt, options to purchase 40,000 shares, to each of Messrs. Lucchino, Senior and Torkelsen, options to purchase 30,000 shares, and to Mr. Williams, options to purchase 20,000 shares of common stock, for their participation on the Board of Directors. Such options were originally issued at exercise prices ranging from $8.00 to $17.50 per share and were repriced in May 1998 so that all such options have an exercise price of $8.00 per share of common stock. In October 1999, the Company also granted to each of the current directors an option to purchase 10,000 shares of common stock at an exercise price of $4.688 per share. In addition, each nominee will also receive, subject to the shareholder's ratification of the proposed amendment to the Company's Amended 1993 Stock Option Plan at the Meeting (see discussion below), an option to purchase 10,000 shares of common stock at an exercise price of $4.688, the vesting of which will be based upon attendance at future board meetings. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

                               EXECUTIVE OFFICERS

       The following table identifies the current executive officers of the
Company:


NAME                              AGE        CAPACITIES IN WHICH SERVED           IN CURRENT POSITIONS SINCE
----                              ---        --------------------------           --------------------------
Brown F Williams                   58        Chairman of the Board                        January 1997

Dennis P. Wilkinson                51        President, Chief Executive                 November 1998(1)
                                             Officer and Director

Lawrence L. Epstein (2)            45        Vice President, Finance,                    February 1998
                                             Chief Financial Officer and
                                             Treasurer

Paul Slagle (3)                    48        Vice President, Marketing                    October 1999
                                             and Sales

Samuel A. McCleery                 48        Vice President, Business                  September 1999(4)
                                             Development, and Assistant
                                             Secretary

(1) DENNIS P. WILKINSON was elected President and Chief Executive Officer in November 1998 and was elected to the Board of Directors of the Company in December 1998.

(2) LAWRENCE L. EPSTEIN has been the Company's Vice President, Finance, Chief Financial Officer and Treasurer since February 1998. Prior to joining the Company, Mr. Epstein was Chief Financial Officer and Vice President of Finance and Administration for Primestar Partners, L.P., then the nation's second largest Direct Broadcast Satellite provider, where he was responsible for overall financial management as well as strategic and long-range planning. Prior to joining Primestar in March, 1993, Mr. Epstein held several senior financial positions with a number of CBS, Inc. units, including the CBS Television Network, CBS News and CBS owned-and-operated stations from 1979 to 1993.

(3) PAUL SLAGLE has been the Company's Vice President, Marketing and Sales, since October 1999. Prior to October 1999, Mr. Slagle served as Vice President of Integrated Sales & Marketing for ESPN from July 1994 to October 1999. From August 1991 through June 1994, Mr. Slagle was Director of National Television for Wieden & Kennedy. Prior to 1991, Mr. Slagle has also served as Vice President of Special Events for Streff-Buchanan Communications.

(4) SAMUEL A. MCCLEERY has been the Company's Vice President, Business Development, since September 1999 and its Assistant Secretary since October 1997. From November 1991 through September 1999, Mr. McCleery was the Company's Vice President, Marketing and Sales. Prior to November 1991, Mr. McCleery was President of his own sports marketing and events company with clients that included the Reagan Foundation. From 1981 to 1989, Mr. McCleery served as the director of sports marketing for Prince Manufacturing, the world's largest marketer of tennis racquets. Prior to 1981, Mr. McCleery was a Director of New Business for Le Coq Sportif, a division of Adidas (France).

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended June 30, 1999, 1998 and 1997 of the Company's chief executive officer and certain other highly compensated executive officers of the Company who were serving as executive officers at June 30, 1999 (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                            ANNUAL COMPENSATION                 COMPENSATION STOCK
                                                                                  OPTION AWARDS                  ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR              SALARY              (NUMBER OF SHARES)             COMPENSATION
---------------------------               ----              ------              ------------------             ------------
Brown F Williams                          1999             $229,167                    ---                       $ 25,000
   Chairman of the Board                  1998              225,000                   20,000                      261,250(1)
                                          1997              225,000                  150,000                        ---

Dennis P. Wilkinson                       1999             $161,474                  400,000                     $ 25,000
   President and                          1998                ---                      ---                          ---
   Chief Executive Officer                1997                ---                      ---                          ---

Lawrence L. Epstein                       1999             $150,000                    ---                          ---
   Vice President, Finance,               1998               31,346                  100,000                        ---
    Chief Financial Officer and           1997                ---                      ---                          ---
    Treasurer

Samuel A. McCleery                        1999             $150,000                    ---                          ---
   Vice President, Marketing              1998              150,000                   20,000                     $ 99,000(1)
    and Sales                             1997              150,000                   50,000                        ---

Douglas J. Greenlaw (2)                   1999             $112,500                    ---                          ---
                                          1998              225,000                  120,293                        ---
                                          1997              106,725                  210,000                        ---

(1) Reflects a compensation charge recorded by the Company in connection with the exercise of warrants in July 1997. See "Certain Relationships and Related Transactions -- Transactions with Management and Others --Indebtedness of Management."

(2) Mr. Greenlaw previously served as the President and Chief Executive Officer of the Company.

        The following table sets forth certain information concerning grants of stock options during the fiscal year ended June 30, 1999, to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                NUMBER OF        PERCENTAGE OF
                                                SECURITIES       TOTAL OPTIONS
                                                UNDERLYING         GRANTED TO       EXERCISE OR
                                                  OPTIONS         EMPLOYEES IN       BASE PRICE
NAME                                              GRANTED         FISCAL 1999(1)      PER SHARE            EXPIRATION DATE
----                                              -------         --------------      ---------            ---------------
Dennis P. Wilkinson (1)................           200,000              32.6%            $4.563              November 2008
                                                  200,000              32.6%              7.00              November 2008



(1) The first option for 200,000 shares is exercisable as to approximately 5,555 shares per month over a period of three years commencing November 1999. The second option for 200,000 shares is exercisable in annual increments of up to 50,000 shares based upon the Company's attainment of certain revenue milestones.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information with respect to exercises of options to purchase Common Stock during the fiscal year ended June 30, 1999 by the Named Officers and unexercised options to purchase Common Stock held by the Named Officers at June 30, 1999.


                                                                 NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                             SHARES           VALUE                 OPTIONS HELD AT                 IN-THE-MONEY OPTIONS
                           ACQUIRED ON       REALIZED                JUNE 30, 1999                   AT JUNE 30, 1999 (1)
NAME                       EXERCISE (#)         ($)        EXERCISABLE      UNEXERCISABLE     EXERCISABLE           UNEXERCISABLE
----                       ------------         ---        -----------      -------------     -----------           -------------
BROWN F WILLIAMS                ---             ---          140,834            29,166             ---                    ---
DENNIS P. WILKINSON             ---             ---           38,889           361,111             ---                    ---
LAWRENCE L. EPSTEIN             ---             ---           44,444            55,556             ---                    ---
SAMUEL A. MCCLEERY              ---             ---           57,500            12,500         $40,620                    ---
DOUGLAS J. GREENLAW             ---             ---           91,959            28,334             ---                    ---

(1) Based on the closing price on the Nasdaq National Market on June 30, 1999: $4.531.

  EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     In January 1997, the Company and Mr. Williams entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice; provided, however, that Mr. Williams' term of employment will be automatically extended for a period of three years following a change in control of the Company. Pursuant to such agreement, Mr. Williams' base salary will be $225,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Williams is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In accord with the provisions of the agreement, in April 1999 the Board of Directors approved an increase in Mr. Williams base salary to $250,000, effective May 1, 1999, and awarded Mr. Williams a bonus of $25,000. In the event Mr. Williams' employment is terminated by the Company without cause or in the event Mr. Williams terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

     In November 1998, the Company and Mr. Wilkinson entered into a three-year employment agreement that provides for automatic renewal for three year periods and permits the Company to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Wilkinson's base salary is $275,000 per year, subject to an increase of $25,000 per year at the discretion of the Board of Directors. In addition, Mr. Wilkinson is eligible to receive a bonus of $25,000 at the end of each year based on performance measures determined by the Board of Directors. Pursuant to the agreement, Mr. Wilkinson received options to purchase shares of Common Stock. See "Option Grants in Last Fiscal Year" above. In the event Mr. Wilkinson's employment is terminated by the Company without cause, the agreement provides for a continuation of his then current salary for the balance of the then current term, but in no case less than twelve months.

     In March 1997, the Company and Mr. McCleery entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice; provided, however, that Mr. McCleery's term of employment will be automatically extended for a period of three years following a change in control of the Company. Pursuant to such agreement, Mr. McCleery's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. McCleery is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. McCleery's employment is terminated by the Company without cause or in the event Mr. McCleery terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

     In February 1998, the Company and Mr. Epstein entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Epstein's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Epstein is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. Epstein's employment is terminated by the Company without cause, he is entitled to receive his then current salary for a period of six months. In the event Mr. Epstein terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of six months or the remainder of his current term of employment.


     In October 1999, the Company and Mr. Slagle entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Slagle's base salary will be $175,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Slagle will also receive a signing bonus in the amount of $70,000 payable in two installments: $35,000 thirty days after his date of hire and $35,000 after the first anniversary of his date of hire. In addition, Mr. Slagle is eligible to receive a bonus of no less than $75,000 upon the satisfactory completion of his first year of employment. Pursuant to the agreement, Mr. Slagle will receive an option to purchase 65,000 shares of Common Stock. In the event Mr. Slagle's employment is terminated by the Company without cause, he is entitled to receive his then current salary for a period of three months. In the event Mr. Slagle terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period of three months.


     In January 1997, the Company and Mr. Greenlaw entered into an employment agreement pursuant to which his base salary was $225,000 per year. The employment agreement was amended in May 1998 (the "Amendment"). Pursuant to the Amendment, the Company payed Mr. Greenlaw his salary, exclusive of bonuses, through December 31, 1998. Under the Amendment, Mr. Greenlaw may provide consulting services to the Company at the Company's request through February 1, 2001.

     In addition to provisions in the above-described employment agreements requiring each individual to maintain the confidentiality of the Company's information and assign inventions to the Company, such executive officers have agreed that during the terms of their employment agreements and for two years thereafter, they will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company.

  401(k) PLAN


  In 1998, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1999) and have the amount of such reduction contributed to the 401(k) Plan. In 1999, the Board of Directors authorized an amendment to the Plan pursuant to which the Company will match fifty percent (50%) of employees' contributions with a contribution of Common Stock having an initial fair market value equivalent to the employee contribution, up to five percent (5%) of the participant's contribution, effective as of July 1, 1999. Contributions by both the Company and employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in any of nine investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 1, 1999, except as otherwise indicated, by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the directors, nominees and executive officers of the Company, and (iii) all of the directors and executive officers as a group.

                                                                               COMMON STOCK BENEFICIALLY
                                                                                      OWNED (1)
  NAME OF BENEFICIAL OWNER                                                      NUMBER        PERCENT
  ------------------------                                                      ------        -------
  Enrique F. Senior (2)...................................................     1,112,916        12.2%
  c/o Allen & Company Incorporated
  711 Fifth Avenue
  New York, NY 10020

  Allen & Company Incorporated (3)........................................     1,085,972        12.0%
  Allen Holding Inc.
  Herbert A. Allen
  711 Fifth Avenue
  New York, NY 10020

  Eduardo Sitt (4)........................................................       651,252         7.9%
  c/o Presencia en Medios, S.A. de C.V.
  Paseo de las Palmas
  No. 735, desp 206
  11000 Mexico, DF

  Presencia en Medios, S.A. de C.V. (5)...................................       614,308         7.4%
  Paseo de las Palmas
  No. 735, desp 206
  11000 Mexico, DF

  Brown F Williams (6)....................................................       551,739         6.6%
  c/o Princeton Video Image, Inc.
  15 Princess Road
  Lawrenceville, NJ 08648

  Lawrence L. Epstein (7).................................................        55,556            *

  Donald P. Garber........................................................             0            *

  Douglas J. Greenlaw (8).................................................       121,126          1.5%

  Lawrence Lucchino (9)...................................................       106,944          1.3%

  Samuel A. McCleery (10).................................................       188,255          2.3%

  Jerome J. Pomerance (11)................................................       196,786          2.4%

  John B. Torkelsen (12)..................................................        87,636          1.1%

  Dennis P. Wilkinson (13)................................................        61,111            *

  All directors and executive officers as a
  group (9 persons) (14)..................................................     3,133,321        32.0%

  -----------
*      Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

         Applicable percentage of ownership is based on 8,213,665 shares of Common Stock outstanding as of September 1, 1999. Outstanding shares of Series A and Series B Preferred Stock are not reflected above because such Preferred Stock has no voting rights and is not convertible. See "Description of Capital Stock-Preferred Stock."

(2) Includes 227,746 shares of Common Stock and 478,226 shares of Common Stock underlying warrants owned of record by Allen & Company Incorporated ("Allen"), of which Mr. Senior is a Managing Director and Executive Vice President. Also includes 380,000 shares of Common Stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Company's initial public offering. See "Certain Transactions." See Note 3 immediately below. By virtue of his positions with Allen, Mr. Senior may, under certain circumstances derive economic benefit from such securities. Includes 26,944 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999. Does not include shares of Common Stock held by Allen in its capacity as a market maker or shares of Common Stock held directly by certain officers, directors or employees of Allen.


(3) Includes 227,746 shares of Common Stock and 478,226 shares of Common Stock underlying warrants owned of record by Allen. Also includes 380,000 shares of Common Stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Company's initial public offering. See "Certain Transactions." Does not include shares of Common Stock underlying options owned by Enrique F. Senior, a Managing Director and Executive Vice President of Allen and a director of the Company. Does not include shares of Common Stock held by Allen in its capacity as a market maker or shares of Common Stock held directly by certain officers, directors or employees of Allen. See Note 2 immediately above. Does not include 200,000 shares of Common Stock underlying a warrant received by Allen with respect to its services as a placement agent in connection with the Company's private placement of Common Stock on October 20, 1999. In addition to Allen, Allen Holding Inc., the holder of all of the outstanding stock of Allen, and Herbert
         A. Allen, the controlling stockholder of Allen Holding Inc., may, consistent with applicable rules, be deemed the beneficial owner of the securities held by Allen.


(4) Includes 579,376 shares of Common Stock and 34,932 shares of Common Stock underlying warrants owned by Presencia, of which Mr. Sitt is President and a principal shareholder. See Note 5 immediately below. Includes 36,944 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999.

(5) Includes 579,376 shares of Common Stock and 34,932 shares of Common Stock underlying warrants. Does not include shares of Common Stock underlying options owned by Eduardo Sitt, the President and a principal shareholder of Presencia and a director of the Company. See Note 4 immediately above.

(6) Includes 8,426 shares of Common Stock owned by Sandra Williams, as custodian for Bronwyn Williams, Mr. and Mrs. Williams' minor daughter, and 53,266 shares owned by Sandra Williams, Mr. Williams' wife. Also includes 332,546 shares of Common Stock and 157,501 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999. Does not include 5,000 and 2,200 shares of Common Stock owned by Mr. Williams' brother and a trust of which Mr. Williams' mother is a beneficiary, respectively. Mr. Williams disclaims beneficial ownership of the shares of Common Stock that are owned by Sandra Williams, individually and as custodian for Bronwyn Williams.

(7) Includes 55,556 shares of Common Stock underlying options granted to Mr. Epstein that were exercisable within 60 days of September 1, 1999.

(8) Includes 22,500 shares of Common Stock and 98,626 shares of Common Stock underlying options granted to Mr. Greenlaw that were exercisable within 60 days of September 1, 1999.

(9) Includes 80,000 shares of Common Stock underlying options owned by LL Sports Inc. that were exercisable within 60 days of September 1, 1999. Mr. Lucchino controls LL Sports Inc. Also includes 26,944 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999.

(10) Includes 78,000 shares of Common Stock, 47,200 shares of Common Stock underlying warrants and 63,055 shares of Common Stock underlying options granted to Mr. McCleery that were exercisable within 60 days of September 1, 1999.

(11) Includes 20,000 shares of Common Stock owned by J.J. Pomerance & Co., Inc. of which Mr. Pomerance is the President. Also includes 129,842 shares of Common Stock and 46,944 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999.

(12) Includes 5,992 shares of Common Stock owned by Pamela R. Torkelsen, Mr. Torkelsen's wife, and 48,200 shares of Common Stock underlying warrants owned by Princeton Venture Research, Inc., a company of which Mr. Torkelsen is the sole shareholder. Also includes 6,500 shares of Common Stock owned by Acorn Technology Fund, L.P., a limited partnership of which Acorn Technology Partners, L.L.C. is the general partner. Mr. Torkelsen is the Manager of Acorn Technology Partners. Includes 26,944 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999. Mr. Torkelsen disclaims beneficial ownership of the shares of Common Stock that are owned by Mrs. Torkelsen.

(13) Includes 61,111 shares of Common Stock underlying options granted to Mr. Wilkinson that were exercisable within 60 days of September 1, 1999.


(14) Includes 988,558 shares of Common Stock underlying warrants. Includes 680,569 shares of Common Stock underlying options that were exercisable within 60 days of September 1, 1999.


         As of September 1, 1999, the only executive officer or current director of the Company who beneficially owned shares of Series A Preferred Stock was Brown F Williams, who held 700 shares of Series A Preferred Stock, or 1.0% of the outstanding Series A Preferred Stock. The foregoing does not include the holdings of a trust of which Mr. Williams' mother is a beneficiary.

         As of September 1, 1999, the only executive officers or current directors of the Company who beneficially owned shares of Series B Preferred Stock were John B. Torkelsen, who beneficially owned 6,200 shares of Series B Preferred Stock (of which 1,000 shares were owned by Pamela R. Torkelsen, Mr. Torkelsen's wife, and 5,200 shares were owned by Princeton Venture Research, Inc., a company of which Mr. Torkelsen is the sole shareholder), and Eduardo Sitt, who beneficially owned 6,041 shares of Series B Preferred Stock (all of which was owned by Presencia, a company of which Mr. Sitt is President and a principal shareholder). Mr. Torkelsen and Mr. Sitt beneficially own 7.2% and 7.0% of the outstanding Series B Preferred Stock, respectively, and 14.2% of the outstanding Series B Preferred Stock, collectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS


Consulting and Other Agreements


         John B. Torkelsen, a director of the Company, is the Manager and a member of Acorn Technology Partners, L.L.C., the general partner of Acorn Technology Fund, L.P., which purchased 1.5 units in the Company's October 1997 bridge financing (the "October 1997 Bridge Financing"). Each unit consisted of one promissory note in the principal amount of $100,000 and bearing interest at a rate of 10%, and warrants (the "Bridge Warrants") to purchase 10,000 shares of Common Stock at an exercise price of $0.01 per share. The purchase price of each unit was $100,000. Following the Company's initial public offering of Common Stock, the Company paid the principal and all accrued interest on all of the notes issued in the October 1997 Bridge Financing. In January 1998, Acorn Technology Fund L.P. exercised their Bridge Warrants to purchase 15,000 shares of Common Stock and has subsequently sold 8,500 of such shares. See "Security Ownership of Certain Beneficial Owners and Management."

         Enrique F. Senior, a director of the Company, is a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), which is a principal shareholder of the Company, has furnished general financial advisory services to the Company from time to time and acted as a representative of the several underwriters in the Company's initial public offering. Except as described herein, no fees have been paid to Allen or to Mr. Senior in connection with such services and there are no arrangements providing for the payment of fees for such services. Pursuant to a placement agent agreement, Allen was paid a fee of $247,000 plus expenses, and received warrants to purchase 28,226 shares of Common Stock at an exercise price of $19.25 per share, for raising funds for the Company in a financing that closed in February 1996. In May 1998 the exercise price of such warrants was reduced to $8.00 per share. Allen, as a representative of the several underwriters, received underwriting discounts and commissions in the aggregate amount of $1,306,666.67, as well as warrants initially exercisable for 380,000 shares of Common Stock at an exercise price of $8.40 per share, for services rendered on behalf of the Company relating to its initial public offering of Common Stock in December 1997. See "Security Ownership of Certain Beneficial Owners and Management." Allen may serve as a market maker for the Common Stock.


         On October 20, 1999 the Company issued 1,592,727 shares of Common Stock to investors at $5.50 per share in connection with a private placement. Allen acted as the placement agent for the private placement and received a commission of $438,000 and a warrant to purchase 200,000 shares of Common Stock at an exercise price of $6.60 at any time on or before October 21, 2006. See "Registration Rights" below.


         In 1993, the Company entered into a 50/50 joint venture with Presencia en Medios, S.A. de C.V. ("Presencia"), a principal shareholder of the Company, pursuant to which the parties formed Publicidad Virtual, S.A. de C.V., a Mexican limited liability company ("Publicidad"), which was granted an exclusive, royalty-free license to use, market and sub-license the Company's L-VIS System throughout Mexico, Central and South America and the Spanish-speaking markets in the Caribbean basin. Presencia was granted warrants to purchase 24,000 shares of Common Stock at an exercise price of $15.00 per share in March 1996, in consideration of Presencia's expenses incurred by Presencia in connection with Publicidad. In May 1998 the exercise price of such warrants was reduced to $8.00 per share. Such warrants expire in March 2001. As of January 1, 1999, the Company entered into an Amendment Agreement with Publicidad which amended the terms of the license. Pursuant to the amended license, Publicidad will pay to the Company a royalty on annual net revenues as follows: (i) a 17% royalty on net revenues of up to $3,000,000, (ii) a 25% royalty on incremental annual net revenues exceeding $3,000,000 and up to $6,000,000, and (iii) a 20% royalty on incremental annual net revenues exceeding $6,000,000. The Company also entered into a Stock Purchase Agreement, dated as of January 1, 1999, with Presencia and Eduardo Sitt, the President and a principal shareholder of Presencia, and a director of the Company. In accord with the terms and conditions of such Stock Purchase Agreement, the Company sold its interest in Publicidad to Presencia and Mr. Sitt for an aggregate purchase price of $121,000.

         Presencia purchased three units in the October 1997 Bridge Financing. Following the closing of the October

1997 Bridge Financing, an investor assigned an additional 100,000 Bridge Warrants to Presencia. In January 1998, Presencia purchased 130,000 shares of the Common Stock of the Company upon the exercise of Bridge Warrants. Mr. Eduardo Sitt is the President and a principal shareholder of Presencia. See "Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management."

Indebtedness of Management

         Brown F Williams, Chairman of the Board of the Company, exercised a warrant to purchase 190,000 shares of Common Stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $475,000, the aggregate purchase price of the shares of common stock underlying such warrants. Such note bears an annual interest rate of 8.5% and has a term of five years. However, the note will become payable in full when all of the shares issued upon the exercise of such warrants become freely transferable under applicable securities laws. Mr. Williams' obligations under the note are secured by a pledge of such shares, and Mr. Williams is required to assign to the Company any cash or marketable securities received with respect to such shares. In connection with the exercise of the warrant in exchange for a non-recourse note, the Company recorded a compensation charge of $261,250 in the first quarter of Fiscal 1998. As of June 30, 1999 and September 1, 1999, principal and interest in the amount $552,395 and $559,125, respectively, remained outstanding.

         Samuel A. McCleery, Vice President, Business Development of the Company, exercised a warrant to purchase 72,000 shares of Common Stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $180,000, the aggregate purchase price of the shares of common stock underlying such warrants. The terms of such note, and of the pledge of such shares that secures Mr. McCleery's obligations under the note, are identical to those of Mr. Williams' note and pledge. In connection with the exercise of the warrant in exchange for a non-recourse note, the Company recorded a compensation charge of $99,000 in the first quarter of Fiscal 1998. As of June 30, 1999 and September 1, 1999, principal and interest in the amount $209,325 and $211,875, respectively, remained outstanding.

         The total number of shares issued to Brown F Williams and Samuel A. McCleery in exchange for notes payable to the Company which were outstanding as of June 30, 1999 is 262,000 shares of Common Stock (or 3.2% of the outstanding shares of Common Stock). Specifically, Mr. Williams received 190,000 shares of Common Stock in exchange for a note in the amount of $475,000 and Mr. McCleery received 72,000 Shares of Common Stock in exchange for a note in the amount of $180,000.

         In December 1997, Messrs. Williams and McCleery signed non-recourse promissory notes (the "Tax Notes") in the amounts of $122,920 and $46,580, respectively, as consideration for money received for the express purpose of paying the tax liabilities incurred by each of them in connection with the exercise of their warrants. The obligations under the Tax Notes are secured by pledge agreements pursuant to which each of Messrs. Williams and McCleery pledged their shares of Common Stock. Each of the Tax Notes bears an annual interest rate of 8.5%. Each of the Tax Notes becomes due and payable upon the earlier of (i) the first anniversary of the date on which all of such officer's pledged shares become freely transferable, and (ii) the date on which such officer sells, assigns or otherwise disposes of, for consideration, any interest in any share of capital stock of the Company. As of June 30, 1999 and September 1, 1999, principal and interest in the amount $138,824 and $140,566, respectively, remained outstanding under Mr. William's Tax Notes. As of June 30, 1999 and September 1, 1999, principal and interest in the amount $52,608 and $53,268, respectively, remained outstanding under Mr. McCleery's Tax Notes.

Registration Rights


         The Company has granted registration rights with respect to 400,000 shares of Common Stock issuable upon the exercise of the warrants granted to the representatives of the several underwriters of the Company's initial public offering of Common Stock in December 1997, including 380,000 shares of Common Stock underlying a warrant granted to Allen. Subject to certain conditions and limitations, the registration rights granted to such holders give them the right to require the Company to register all or any portion of the Common Stock issuable upon the exercise of such warrants, that are not transferable in a three-month period pursuant to Rule 144 in connection with any registration by the Company of its securities on certain registration statements under the Securities Act. These shares were registered at the time of the Company's initial public offering. The Company has also granted registration rights with respect to the 200,000 shares of Common Stock issuable upon the exercise of the warrant granted to Allen in connection with the Company's private placement of Common Stock on October 20, 1999. Subject to certain conditions and limitations, these registration rights give Allen the one-time right, commencing October 20, 2000, to require the Company to register not less than 50% of such shares held by Allen at such time. The registration rights also require the Company to register such shares at Allen's request, in the event the company intends to file a registration statement for its own account or on behalf of selling shareholders. All of the registration rights described herein are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the shares of Common Stock held by such investors.


Warrant Repricing


         As of May 28, 1998 the Board of Directors of the Company reduced to $8.00 per share the exercise price of various warrants, including warrants held by the following parties with respect to the aggregate number of shares indicated: (i) Allen -- 478,226 shares, (ii) Princeton Venture Research, Inc. -- 28,200, and (iii) Presencia en Medios, S.A. de C.V. -- 34,932 shares. As of the date of the repricing the market value of the Common Stock was $5.219 per share and the exercise price under the warrants ranged from $12.50 to $19.25 per share.


                            RATIFICATION OF PROPOSED
                             AMENDMENT OF THE BYLAWS

         The Board of Directors of the Company has approved a proposed amendment to Article III, Section 4 of the Bylaws to grant the Board of Directors the authority to appoint new directors in the event of any vacancy in the Board and to fill newly created directorships to the full extent permitted by Section 14A:6-5(1) of the New Jersey Business Corporation Act.

         Currently, the Bylaws permit the Board to fill any vacancies. However, the Board believes that it is equally important that it be able to fill newly created directorships so that in the event well qualified and available prospective directors are identified, such persons may be added to the board as soon as reasonably possible. Currently, newly created directorships may only be filled at an annual or special meeting of the shareholders of the Company.

         The following is the proposed amended version of Article III, Section 4 in its entirety:

         "4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS

         "Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board, and newly created directorships resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until his successor shall have been elected and qualified. If, for any reason, the Corporation shall at any time have no directors then in office, any shareholder may call a special meeting of shareholders for the election of directors and, over his/her signature, shall give notice of such meeting in accordance with these Bylaws."

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE COMPANY'S BYLAWS.

                          RATIFICATION OF AMENDMENT TO
                      THE AMENDED 1993 STOCK OPTION PLAN TO
                 AUTHORIZE AUTOMATIC ANNUAL STOCK OPTION GRANTS
                    TO THE MEMBERS OF THE BOARD OF DIRECTORS

General


         Subject to shareholder ratification, the Board of Directors of the Company has approved an amendment to the Amended 1993 Stock Option Plan (the "Plan") to automatically grant each Director, at the time of his or her election to the Board of Directors, an option to purchase 10,000 shares of the Company's Common Stock. The exercise price under the stock options will be the closing price of the Common Stock on the date of grant, except with respect to options issued to the nominees elected at the Meeting for which the exercise price will be $4.688, the closing price of the Common Stock on the date the Board of Directors approved the proposed amendment. The options will vest, with respect to each director, as to 2,500 shares for each meeting of the Board of Directors attended by such director. Although the Plan already permits stock option grants to the Board of Directors, the Board of Directors believes that a formal policy for the issuance of stock options, which vest based upon the director's attendance at meetings, is desirable.


         At June 30, 1999, 2,160,000 shares of Common Stock were authorized for issuance under the Plan and options to purchase 1,573,185 shares were outstanding under the Plan, leaving 586,815 shares available for grant. In the event that any option under the Plan expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At September 1, 1999 the market value of the Common Stock underlying the options was $4.188 per share based on the closing price.

         The Plan was adopted by the Board of Directors and ratified by the shareholders of the Company in August 1993 and was most recently amended and ratified by the shareholders to increase the number of shares in the Plan in December 1998. Directors, officers, employees and consultants of the Company or any of its subsidiaries are eligible to receive options pursuant to the terms of the Plan. The Company currently has seven directors, four officers (two of whom are also directors), approximately 54 employees (including the officers) and five consultants. The Board believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors and consultants.

         Stockholder approval of the amendment to the Plan is being sought in accord with a Bylaw of the National Association of Securities Dealers which requires companies whose shares are reported on the NASDAQ National Market System to obtain shareholder approval of stock option plans.

         Options granted under the Plan may be either ISO's as defined in
Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) may not exceed $100,000, (3) the exercise price of an ISO must be not less than the fair market value of the stock at the time the option is granted, (4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and
(5) in the event of termination of an ISO holder's employment with the Company, any ISOs which are then exercisable must be exercised within three months of such termination (or within twelve months if the termination is the result of death or disability).

         Options that do not meet the above qualifications will be treated as NQSOs.

Terms of the Plan.

         Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of the Company, the Plan is administered by the Board of Directors of the Company, or a committee constituted in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and other applicable law. With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

         The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by the Board. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

         Powers of the Administrator. In addition to the functions otherwise discussed in this Proxy Statement, the Administrator shall determine, subject to the terms and conditions of the Plan, (1) the consultants and employees to whom options may be granted, (2) whether and to what extent options are granted, (3) the number of shares covered by an option, (4) the consideration to be paid upon the exercise of an option, and (5) all other terms and conditions of an option.

         Exercise Price. The exercise price of an option is determined by the Board, subject to the applicable provisions of the Code, as discussed above.

         Agreement. Options will be evidenced by written agreements.

         Term of Option; Vesting. The term of an option will be stated in the option agreement, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of the Company may be exercisable after the expiration of five years from the date it is granted.

         Transferability. Options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution and during the lifetime of the optionee shall be exercisable only by the optionee.

         Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration.

         In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the optionee at least fifteen days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          In the event of a merger of the Company with or into another corporation, options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume the options or substitute equivalent options, the Board shall provide for optionees to have the right to exercise options as to all underlying stock, including shares as to which the options would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify optionees that the options shall be fully exercisable for a period of fifteen (15) days from the date of notice, and the options will terminate upon the expiration of such period.

         Amendment and Termination of the Plan. Options may be granted under the Plan from time to time until August 2003. The Board may at any time terminate or amend the Plan, provided that (i) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee, and (ii) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations.

Certain Federal Income Tax Consequences

         The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

         Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

         Incentive Stock Options. There will be no regular federal income tax liability upon exercise of an ISO. However, the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

         Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within twelve months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO.

         Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

         As of September 1, 1999, the Company had granted options to purchase an aggregate of 1,556,248 shares of Common Stock (net of cancellations) under the Plan at a weighted average exercise price of $5.84 per share. As of September 1, 1999, options to purchase 1,078,502 shares of Common Stock were exercisable and options to purchase 1,541 shares of Common Stock had been exercised under the Plan. See "Election of Directors - Compensation of Directors."


         As of September 1, 1999, the following persons or groups had received options to purchase shares of Common Stock under the Plan as follows: (i) the Chief Executive Officer and the other executive officers: Brown F Williams 170,000 shares, Dennis Wilkinson 400,000 shares, Douglas J. Greenlaw 120,293 shares, Samuel A. McCleery 70,000 shares, and Lawrence Epstein 100,000 shares;
(ii) all current executive officers of the Company as a group: 860,293 shares;
(iii) all current directors who are not executive officers as a group: 180,000 shares; (iv) each nominee for director who is not the Chief Executive Officer or an executive officer: Lawrence Lucchino 30,000 shares, Jerome J. Pomerance 50,000 shares, Enrique F. Senior 30,000 shares, Eduardo Sitt 40,000 shares, and John B. Torkelsen 30,000 shares; (v) all employees, including all current officers who are not executive officers, as a group: 526,233 shares. In October 1999, the Company also granted to each of the current directors an option to purchase 10,000 shares of Common Stock.


         In the event the proposed amendments to the Plan are ratified by the shareholders, each nominee for election at the Meeting will receive an option to purchase 10,000 shares of Common Stock of the Company at an exercise price of $4.688 per share, the vesting of which is based on attendance at Board of Directors' meetings.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE COMPANY'S AMENDED 1993 STOCK OPTION PLAN.


                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has, subject to shareholder ratification, retained PricewaterhouseCoopers LLP to serve as independent public accountants of the Company for the fiscal year ending June 30, 2000. PricewaterhouseCoopers LLP also served as independent public accountants of the Company for the fiscal year ended June 30, 1999.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

         One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the NASD. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1999 except that Mr. Williams inadvertently failed to timely file a report relating to two gift transactions which were later reported on a Form 5.


                             SHAREHOLDERS' PROPOSALS

         Shareholders deciding to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders must advise the Chairman of the Company of such proposals in writing by June 27, 2000. In addition, the proxy solicited by the Board of Directors of the Company for the 2000 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Chairman of the Company receives written notice of such proposal no later than September 10, 2000.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has retained the services of American Stock Transfer & Trust Company to assist in the proxy solicitation at a fee estimated to be $2,500. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

         Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.


         THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1999, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT TO SHAREHOLDERS DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL SHAREHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS THERETO, UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. THE COMPANY WILL PROVIDE COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB FOR A REASONABLE FEE.


         PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                      By Order of the Board of Directors

                                      Samuel A. McCleery,
                                      Vice President, Business Development,
                                      and Assistant Secretary



Lawrenceville, New Jersey
October 28, 1999

[PURSUANT TO SCHEDULE 14A, ITEM 10, INSTRUCTION 3, THE FOLLOWING PLAN IS SUBMITTED FOR FILING WITH THE COMMISSION AS AN APPENDIX TO THE PROXY STATEMENT AND WILL NOT BE PROVIDED TO SECURITY HOLDERS]

                          PRINCETON VIDEO IMAGE, INC.

                         AMENDED 1993 STOCK OPTION PLAN

         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

         2. Certain Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

            (e) "Common Stock" means the Common Stock of the Company.

            (f) "Company" means Princeton Video Image, Inc., a New Jersey corporation.

            (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

            (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any

            Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
            (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

            (i) "Date of Grant" means the date on which an Option is granted under this Plan pursuant to Section 13 of the Plan.

            (j) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to such date as reported in the Wall Street Journal or such other source as the Administrator deems reliable or;

                (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock for the last market trading day prior to such date or;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (n) "Non-Statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            (o) "Option" means a stock option granted pursuant to the Plan.

            (p) "Option Agreement" shall mean the agreement which must be entered into between the Optionee and the Company upon the grant of an Option by the Company to the Optionee pursuant to Section 17 of the Plan.

            (q) "Optioned Stock" means the Common Stock subject to an Option.

            (r) "Optionee" means a person who receives an Option.

            (s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (t) "Plan" means this 1993 Stock Option Plan.

            (u) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (v) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,160,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

      4. Administration of the Plan.

            (a)        Procedure.

                (i) Administration With Respect to Directors and Officers. With
            respect to grants of Options to Employees or Consultants who are also officers or directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner (A) as to permit transactions under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3") and (B) to satisfy the legal requirements relating to the administration of incentive stock option plans, of New Jersey corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and Rule 16b-3.

            (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees and Consultants who are neither directors nor officers.

            (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (iv) Formula Awards to Directors.

                    (A) Each person who on October 1, 1999 was a nominee for election as a director at the Company's 1999 annual meeting of shareholders shall be granted a Non-Statutory Stock Option to purchase 10,000 Shares. The Date of Grant of such Option shall be October 1, 1999. Each such Option shall vest and become exercisable in equal increments of 2,500 Shares on the date of each Board meeting attended by such person following his election or reelection as a director at the Company's 1999 annual meeting of shareholders, provided that on the date of such Board meeting the director is serving as a director of the Company. Options that have not vested on or before the day preceding the 2000 annual meeting of shareholders of the Company following such director's election or reelection shall expire.

                    (B) On the date of a director's election, reelection or appointment to the Board, such director shall be granted a Non-Statutory Stock Option to purchase 10,000 Shares. The Date of Grant of such Option shall be the date of such director's election, reelection or appointment to the Board. Each such Option shall vest and become exercisable in equal increments of 2,500 Shares on the date of each Board meeting attended by such director following such director's election, reelection or appointment provided that on such date the director is serving as a director of the

      Company. Options that have not vested on or before the day preceding the first annual meeting of shareholders of the Company following such director's election, reelection or appointment shall expire. Any director or nominee who has been granted an Option pursuant to Section 4(a)(iv)(A) shall not be granted an Option under this Section 4(a)(iv)(B) before the date of the 2000 annual meeting of shareholders of the Company.

                        (C) Options granted pursuant to this Section 4(a)(iv) shall have a per share exercise price equal to the Fair Market Value per share on the Date of Grant and, shall, expire ten years from the Date of Grant or on such earlier date as is provided in Section 4(a)(iv)(A), 4(a)(iv)(B) or Section 7 hereof. Once an Option granted pursuant to this Section, or any portion thereof, has become exercisable, it shall remain exercisable regardless of whether or not the director holding the Option later ceases to be a director of the Company.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                    (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

                    (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

                    (iii) to determine whether and to what extent Options are granted hereunder;

                    (iv) to determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

                    (v) to approve forms of agreement for use under the Plan;

                    (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                    (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                    (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Option under this Plan shall be deferred either automatically or at the election of the participant

      (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                    (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

                  (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5.       Eligibility.

                  (a) Non-Statutory Stock Options may be granted to Employees and Consultants and directors and officers who are not Employees or Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                  (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Non-Statutory Stock Options.

                  (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8.       Option Exercise Price and Consideration.

                  (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following: In the case of an Incentive Stock Option (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; (ii) granted to any Employee, not described in Section 8(a)(i), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization to the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and set forth in the Option Agreement, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

   (b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

   (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                  (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. Shares acquired pursuant to exercise of an Option by any person who is subject to Section 16(b) of the Exchange Act may not be sold or otherwise disposed of for a period of six (6) months following the Date of Grant.

                  (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                  (a) the election must be made on or prior to the applicable Tax Date;

                  (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

                  (c) all elections shall be subject to the consent or disapproval of the Administrator; and

                  (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the

Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without Optionee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

         19. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.


                                    * * * * *

                                 REVOCABLE PROXY
                           PRINCETON VIDEO IMAGE, INC.

 /X/      PLEASE MARK VOTES
          AS IN THIS EXAMPLE


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints Brown F Williams, Samuel A. McCleery and Lawrence Epstein and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Princeton Video Image, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 15 Princess Road, Lawrenceville, New Jersey at 9:00 A.M., local time, on Friday, December 3, 1999, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).


                                                         With-        For
                                              For        hold         All
                                                                      Except

1. ELECTION OF DIRECTOR (Mark one only.)      / /        / /          / /


NOMINEES: BROWN F WILLIAMS, DENNIS P. WILKINSON, DONALD P. GARBER, LAWRENCE LUCCHINO, JEROME J. POMERANCE, ENRIQUE F. SENIOR, EDUARDO SITT AND JOHN B. TORKELSEN


INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------



2.  Approval of proposal to ratify the proposed amendment to Article III,
    Section 4 of the Bylaws of the Company regarding vacancies of and newly created directorships.

          For            Against             Abstain
          / /            / /                 / /

3. Approval of proposal to ratify the amendment to the Company's Amended 1993 Stock Option Plan to provide automatic stock option grants to the members of the Board of Directors for their service on the Board of Directors.

          For            Against             Abstain
          / /            / /                 / /

4. Approval of proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2000.

          For            Against             Abstain
          / /            / /                 / /


 5. In their discretion, the proxies are authorized to vote upon other matters as may properly come before the Meeting.


                                       I Will            I Will Not

                                       / /               / /           Attend
                                                                       the
                                                                       Meeting


Please be sure to sign and
date this Proxy in the box
below.                                       Dated:
                                                    ---------------------------


-----------------------------                ----------------------------------
Signature of Shareholder                     Signature of Shareholder if
                                             held Jointly


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.



    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                           PRINCETON VIDEO IMAGE, INC.




This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If a partnership, please sign in the partnership name by a duly authorized person.



                              PLEASE ACT PROMPTLY.
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY.